$1,585,000,000
                              THE MONEY STORE INC.
                The Money Store Trust Asset Backed Certificates,
                                  Series 1997-D
                                PRICING AGREEMENT
                                                               December 29, 1997

Morgan Stanley & Co. Incorporated          Merrill Lynch, Pierce, Fenner &
1575 Broadway                              Smith Incorporated
New York, New York  10036                  World Financial Center
                                           North Tower, 10th Floor
                                           New York, New York 10281-1310

Prudential Securities                      Lehman Brothers Inc.
Incorporated                               Three World Financial Center
One New York Plaza                         New York, New York 10285
New York, New York 10292

Salomon Brothers Inc                       Nomura Securities International,
7 World Trade Center                       Inc.
New York, New York  10048                  2 World Financial Center,
                                           Building B
                                           New York, New York  10281

Smith Barney Inc.
390 Greenwich Street
New York, New York  10013


     Reference is made to the Underwriting Agreement, dated December 29, 1997 (the "Underwriting Agreement"), relating to $1,585,000,000 aggregate principal amount of The Money Store Trust Asset Backed Certificates, Series 1997-D, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7 (collectively, the "Pool I Certificates"), Class AV-1, Class AV-2, Class MV-1, Class MV-2, Class BV (collectively, the "Pool II Certificates"), Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class MH-1, Class MH-2, Class BH (collectively, the "Pool III Certificates") and Class AMF (the "Pool IV Certificates," and together with the Pool I Certificates, the Pool II Certificates and the Pool III Certificates, the "Offered Certificates"). Pursuant to the Underwriting Agreement, The Money Store Inc. (the "Company") agrees with Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, Salomon Brothers Inc., Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and Nomura Securities International, Inc. as representatives of the Underwriters, that the Initial Class Certificate Balance and the Pass-Through Rates, shall be as follows:

                                Initial Class                   Pass-
                                 Certificate                   Through
   CLASS                           BALANCE                       RATE
   -----                           --------                      -----
Class AF-1                       $122,000,000                    6.815%
Class AF-2                         88,000,000                    6.415%
Class AF-3                        249,000,000                    6.345%
Class AF-4                         68,000,000                    6.440%
Class AF-5                         37,000,000                    6.555%
Class AF-6                         76,000,000                       (2)
Class AF-7                         85,000,000                    6.485%
Class AV-1                        466,750,000                       (1)
Class AV-2                         76,000,000                    6.490%
Class MV-1                         37,375,000                    (1)(2)
Class MV-2                         37,375,000                    (1)(2)
Class BV                           32,500,000                    (1)(2)
Class AH-1                         84,571,000                    6.520%
Class AH-2                         28,024,000                    6.365%
Class AH-3                         19,947,000                    6.570%
Class AH-4                         20,457,000                    6.950%
Class MH-1                         13,500,000                    6.940%
Class MH-2                         15,000,000                    7.280%
Class BH                           18,501,000                    7.575%
Class AMF                         $10,000,000                    6.790%
Total                       $1,585,000,000.00


      (1) The Pass-Through Rate for the Class AV-1 Certificates will equal LIBOR plus 0.10% subject to the Net Funds Cap but in no event exceeding 14% per annum. In the case of the Class AF-6, Class MV-1, Class MV-2 and Class BV Certificates, in no event shall the Pass-Through Rate exceed 14% per annum.

      (2) The Pass-Through Rate for the Class AF-6 Certificates will be determined pursuant to the Auction Procedures described in Annex III to the Prospectus Supplement. The Pass-Through Rate for the Class MV-1, Class MV-2 and Class BV Certificates will be determined pursuant to the Auction Procedures described in Appendix I to the Prospectus, as modified by Annex III to the Prospectus Supplement.

     The Offered Certificates will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms. Very truly yours,

                                      THE MONEY STORE INC.


                                      By: /s/ Michael H. Benoff
                                         Name:  Michael H. Benoff
                                         Title: Executive Vice President

                                      THE ORIGINATORS LISTED ON
                                      ANNEX A HERETO


                                      By: /s/ Michael H. Benoff
                                         Name:  Michael H. Benoff
                                         Title: Senior Vice President


CONFIRMED AND ACCEPTED, as of the date first above written:


MORGAN STANLEY & CO. INCORPORATED

By: /s/ Valerie H. Kay
      Name:  Valerie H. Kay
      Title: Vice President



PRUDENTIAL SECURITIES INCORPORATED



By:  /s/ Brendan Keane
      Name:  Brendan Keane
      Title: Vice President



SALOMON BROTHERS INC



By: /s/ George Graham
      Name:  George Graham
      Title: Managing Director



SMITH BARNEY INC.



By:  /s/ Michael Baker
      Name:  Michael Baker
      Title: Director



MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED



By:  /s/ Robert DiOrio
      Name:  Robert DiOrio
      Title: Director


LEHMAN BROTHERS INC.


By:  /s/ William E. Lighten
      Name:  William E. Lighten
      Title: Managing Director


NOMURA SECURITIES INTERNATIONAL, INC.


By:  /s/ Jacqueline V. Brady
      Name:  Jacqueline V. Brady
      Title: Vice President

Acting on behalf of themselves
and as the representatives of
the Underwriters.